UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2008

MAGNACHIP SEMICONDUCTOR LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-126019-09	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 3, 2008, MagnaChip Semiconductor LLC (the “Company”) entered into a Limited Waiver and Amendment to Forbearance Agreement (the “First Amendment”), with MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers (the “Borrowers”), the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent (the “Agent”), in connection with the Credit Agreement, dated as of December 23, 2004 (as amended, the “Credit Agreement”). On December 10, 2008, the Company entered into a Second Amendment to Forbearance Agreement (the “Second Amendment”), with the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, and the Agent, in connection with the Credit Agreement. The First and Second Amendments amend the Forbearance Agreement to Credit Agreement, dated as of November 14, 2008 (the “Forbearance Agreement”) and entered by and among the Company, the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto, and the Agent.

Under the First and Second Amendments, the Agent and the Lenders agree to temporarily waive certain defaults and extend the Forbearance Period (as defined in the Forbearance Agreement) to the earlier of (i) a forbearance default, (ii) December 19, 2008, and (iii) the date on which any payment of interest, fees, principal or other amount is made with respect to the Company’s senior secured notes or senior subordinated notes. In addition, each Lender and the Issuing Bank under the Credit Agreement have agreed, under certain circumstances, to continue making credit extensions to the Borrowers under the Credit Agreement notwithstanding the specified defaults.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the First and Second Amendments, which are attached hereto as Exhibits 10.64.a and 10.64.b and which are incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit No.	Description

10.64.a	Limited Waiver and Amendment to Forbearance Agreement, dated as of December 3, 2008, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.

10.64.b	Second Amendment to Forbearance Agreement, dated as of December 10, 2008, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR LLC

Dated: December 10, 2008	By:	/s/ Robert Krakauer
Robert Krakauer
President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.64.a	Limited Waiver and Amendment to Forbearance Agreement, dated as of December 3, 2008, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.

10.64.b	Second Amendment to Forbearance Agreement, dated as of December 10, 2008, by and among MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, as borrowers, MagnaChip Semiconductor LLC, the Subsidiary Guarantors party thereto, the Lenders party thereto, and UBS AG, Stamford Branch, as administrative agent and collateral agent.